Mueller Industries, Inc. Reports First Quarter 2024 Earnings

COLLIERVILLE, Tenn., April 23, 2024 -- Mueller Industries, Inc. (NYSE: MLI) announces results for the first quarter of 2024. Comparisons are to the first quarter of 2023.
•Net Income of $138.4 million versus $173.2 million
•Earnings Before Taxes of $201.6 million versus $237.4 million
•Net Sales of $849.7 million versus $971.2 million
•Diluted EPS* of $1.21 versus $1.54
(*adjusted retroactively to reflect the two-for-one stock split that took effect on October 20, 2023)

First Quarter Financial and Operating Highlights:
•COMEX copper averaged $3.86 per pound during the quarter, 5.6% lower than in the first quarter of 2023.
•The decrease in net sales was attributable to lower demand for our products that are primarily consumed in residential building, as well as lower selling prices as a result of the lower copper prices.
•We recorded a $10.3 million loss on our investment in Tecumseh Products Company, largely driven by restructuring charges in its international operations.
•Net cash generated from operations was $173.6 million, and our cash balance was $1.36 billion at quarter end.
•Our current ratio was 6.0 to 1.

Regarding the quarter performance, Greg Christopher, Mueller’s CEO said, “The first quarter of 2023 represented the tail end of the period of robust demand we experienced stemming from the market’s overreaction to the 2022 supply chain crisis. Given this normalization of demand, as well as the effects persistent inflation and high interest rates have had on business conditions, our 2024 first quarter performance was in line with our expectations. The rationalization actions we took in 2023 had their intended impact and contributed to the sustained margins.”

Regarding the outlook, Mr. Christopher continued, “As reported in our annual report, our long-term outlook for our business remains positive and we are well positioned for the expected rebound in demand. Additionally, we anticipate another strong year of cash flow from operations. Our capital allocation priorities remain reinvestment in our operations to be a low cost producer and growth through acquisition. As previously reported, we are excited to complete our acquisition of Nehring Electrical Works, and look forward to capitalizing on the strong growth and expansion platform it will provide to us in the critical electrical transmission infrastructure market.”

Mueller Industries, Inc. (NYSE: MLI) is an industrial corporation whose holdings manufacture vital goods for important markets such as air, water, oil and gas distribution; climate comfort; food preservation; energy transmission; medical; aerospace; and automotive. It includes a network of companies and brands throughout North America, Europe, Asia, and the Middle East.

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Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901) 753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended
(In thousands, except per share data)	March 30, 2024	April 1, 2023

Net sales	$849,654	$971,192

Cost of goods sold	608,703	678,798
Depreciation and amortization	9,169	10,657
Selling, general, and administrative expense	48,357	52,631

Operating income	183,425	229,106

Interest expense	(115)	(143)
Interest income	17,245	6,235
Realized gains on short-term investments	365	1,910
Other income, net	630	326

Income before income taxes	201,550	237,434

Income tax expense	(51,834)	(61,357)
Loss from unconsolidated affiliates, net of foreign tax	(8,007)	(984)

Consolidated net income	141,709	175,093

Net income attributable to noncontrolling interests	(3,346)	(1,854)

Net income attributable to Mueller Industries, Inc.	$138,363	$173,239

Weighted average shares for basic earnings per share (1)	111,416	111,386
Effect of dilutive stock-based awards (1)	2,729	1414

Adjusted weighted average shares for diluted earnings per share (1)	114,145	112,800

Basic earnings per share (1)	$1.24	$1.56

Diluted earnings per share (1)	$1.21	$1.54

Dividends per share (1)	$0.20	$0.15

(1) Adjusted retroactively to reflect the two-for-one stock split that occurred on October 20, 2023.

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME, CONTINUED
(Unaudited)

	For the Quarter Ended
(In thousands)	March 30, 2024	April 1, 2023

Summary Segment Data:

Net sales:
Piping Systems Segment	$590,168	$662,479
Industrial Metals Segment	156,067	165,234
Climate Segment	116,810	152,954
Elimination of intersegment sales	(13,391)	(9,475)

Net sales	$849,654	$971,192

Operating income:
Piping Systems Segment	$142,680	$163,854
Industrial Metals Segment	24,271	27,215
Climate Segment	32,575	53,988
Unallocated income (expenses)	(16,101)	(15,951)

Operating income	$183,425	$229,106

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(In thousands)	March 30, 2024	December 30, 2023
ASSETS
Cash and cash equivalents	$1,357,952	$1,170,893
Short-term investments	—	98,146
Accounts receivable, net	424,406	351,561
Inventories	356,869	380,248
Other current assets	45,379	39,173

Total current assets	2,184,606	2,040,021

Property, plant, and equipment, net	390,517	385,165
Operating lease right-of-use assets	33,819	35,170
Other assets	285,300	298,945

Total assets	$2,894,242	$2,759,301

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt	$705	$796
Accounts payable	160,133	120,485
Current portion of operating lease liabilities	8,072	7,893
Other current liabilities	192,371	187,964

Total current liabilities	361,281	317,138

Long-term debt	130	185
Pension and postretirement liabilities	11,361	12,062
Environmental reserves	14,919	15,030
Deferred income taxes	22,687	19,134
Noncurrent operating lease liabilities	25,451	26,683
Other noncurrent liabilities	10,043	10,353

Total liabilities	445,872	400,585

Total Mueller Industries, Inc. stockholders’ equity	2,424,374	2,337,445
Noncontrolling interests	23,996	21,271

Total equity	2,448,370	2,358,716

Total liabilities and equity	$2,894,242	$2,759,301

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Quarter Ended
(In thousands)	March 30, 2024	April 1, 2023

Cash flows from operating activities
Consolidated net income	$141,709	$175,093
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	9,250	10,746
Stock-based compensation expense	6,231	5,637
Provision for doubtful accounts receivable	1	(15)
Loss from unconsolidated affiliates	8,007	984
Dividends from unconsolidated affiliates	2,024	—
Insurance proceeds - noncapital related	15,000	—
Gain on disposals of properties	(1,567)	(115)
Gain on sales of securities	(365)	—
Deferred income tax expense	940	372
Changes in assets and liabilities, net of effects of business sold:
Receivables	(75,200)	(111,547)
Inventories	22,502	(581)
Other assets	11,984	(17,950)
Current liabilities	33,948	50,842
Other liabilities	(907)	(2,275)
Other, net	68	427

Net cash provided by operating activities	$173,625	$111,618

Cash flows from investing activities
Capital expenditures	$(16,406)	$(7,556)
Insurance proceeds - capital related	—	8,000
Purchase of short-term investments	—	50,000
Proceeds from the sale of securities	96,465	—
Issuance of notes receivable	(12,500)	—
Proceeds from sales of properties	2,878	118
Dividends from unconsolidated affiliates	—	644

Net cash provided by investing activities	$70,437	$51,206

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Quarter Ended
(In thousands)	March 30, 2024	April 1, 2023

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	$(22,255)	$(16,729)
Repurchase of common stock	(27,930)	—
Repayments of debt	(56)	(56)
(Repayment) issuance of debt by consolidated joint ventures, net	(77)	297
Net cash used to settle stock-based awards	(2,489)	(2,611)

Net cash used in financing activities	$(52,807)	$(19,099)

Effect of exchange rate changes on cash	(670)	2,573

Increase in cash, cash equivalents, and restricted cash	190,585	146,298
Cash, cash equivalents, and restricted cash at the beginning of the period	1,174,223	465,296

Cash, cash equivalents, and restricted cash at the end of the period	$1,364,808	$611,594